UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

CENTURY PROPERTIES FUND XV

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-9680	94-2625577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Beattie Place Post Office Box 1089 Greenville, South Carolina		29602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Century Properties Fund XV, a California limited partnership (“CPF XV”), Century Properties Fund XV, LP, a Delaware limited partnership (“New CPF XV”), AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”) and AIMCO CPF XV Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”) entered into an Agreement and Plan of Merger dated July 28, 2011, pursuant to which CPF XV would be merged with and into New CPF XV, with New CPF XV as the surviving entity, following which the Merger Subsidiary would be merged with and into New CPF XV, with New CPF XV as the surviving entity. On December 19, 2011, CPF XV, New CPF XV, AIMCO OP, and the Merger Subsidiary entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”). Pursuant to the terms of the Amended and Restated Merger Agreement, the cash consideration that holders of units of limited partnership (each a “Unit”) of CPF XV may elect to receive upon consummation of the merger transactions decreased from $45.61 to $41.83, and the number of partnership common units of AIMCO OP that holders of the Units may elect to receive upon consummation of the merger will be calculated by dividing $41.83 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger. This decrease in consideration is due to a change in the estimated market value of CPF XV’s property, changes in CPF XV’s financial position, and changes in the market value of its indebtedness.

The foregoing summary of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the Amended and Restated Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information for Investors:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. AIMCO OP and Apartment Investment and Management Company have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes an information statement of CPF XV relating to the transaction and also constitutes a prospectus of AIMCO OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE TRANSACTION.

The information statement/prospectus and other documents which have been filed and will be filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Amended and Restated Agreement and Plan of Merger, dated December 19, 2011, by and among Century Properties Fund XV, Century Properties Fund XV, LP, AIMCO Properties, L.P. and AIMCO CPF XV Merger Sub LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XV

Date: December 19, 2011	By:	FOX CAPITAL MANAGEMENT CORPORATION,
Its Managing General Partner

	By:	/s/ Stephen Waters
Stephen Waters
Senior Director of Partnership Accounting